Exhibit 10.4

TO:	Maxim Group LLC, as Placement Agent

To Whom It May Concern:

This letter will confirm my agreement to vote all shares of NXU, Inc. (the “Company”) voting stock over which I have voting control in favor of any resolution presented to the shareholders of the Company to approve the terms and exercise of the Series A Warrant to Purchase Common Stock and Series B Warrant to Purchase Common Stock issued pursuant to that certain Securities Purchase Agreement, dated December 26, 2024, among Company and the purchasers signatory thereto (the “Purchase Agreement”) and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity). The undersigned acknowledges that the execution, delivery and performance of this letter is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform the obligations contained in this letter, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement and that this agreement is not revocable by me.

By:
Name of Shareholder:
Number of voting shares over which I have voting control: _________________